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                                           Exhibit 10.(iii)(A)(8)


                       THE SOUTHLAND CORPORATION

                         1993 PERFORMANCE PLAN

                       (As Amended January 1994)




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                       THE SOUTHLAND CORPORATION
                         1993 PERFORMANCE PLAN



SECTION 1:  PURPOSE

 The purpose of this Plan is to (a) provide incentives and rewards to eligible Employees of the Corporation by allowing Participants to earn Awards based upon the Corporation's performance; (b) assist the Corporation in attracting, retaining, and motivating employees of high ability and experience; (c) direct the focus of management on maximizing the value of the Corporation as a going concern over a multi-year period; and (d) promote the long-term interests of the Corporation and its shareholders.

SECTION 2:  DEFINITIONS

     2.1 ACTUAL OPERATING EARNINGS, shall mean Operating Earnings in a particular Plan Year, as set forth on the Corporation's internal financial statements for such Plan Year, calculated in accordance with GAAP; both the calculation of Operating Earnings and the internal financial statements being certified by the Corporation's Chief Accounting Officer (1) as accurate and
(2) that such Operating Earnings were calculated, and such financial statements were prepared, in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget.
     2.2   AWARD shall mean the amount payable to a Participant pursuant to
Section 5.5.


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     2.3   AWARD POOL shall mean the aggregate amount available for Awards as described in Section 5.4.

     2.4   BENEFICIARY shall mean a Participant's beneficiary pursuant to

Section 7.

     2.5   BOARD shall mean the Board of Directors of the Corporation.

     2.6 BONUS AMOUNT shall mean the annual amount payable, as of the Determination Date (at 100% of normal bonus) under the Corporation's Annual Performance Incentive Plan, in each Plan Year for Employees in Grade Levels 50-58 and 41-44 or such equivalent Grade Levels as may be established.

     2.7 BUDGETED OPERATING EARNINGS shall mean the amount of Operating Earnings included in the Corporation's annual budget for a particular year, as determined during the budgeting process, generally in the fourth quarter of the preceding year.

     2.8 CAUSE shall mean acts constituting insubordination, theft, dishonesty, fraud, embezzlement or other acts detrimental to the interests of the Corporation, or any breach of any employment, nondisclosure, noncompetition or other contract with the Corporation, all as determined in good faith by the Committee.

     2.9 COMMITTEE shall mean the Compensation and Benefits Committee of the Board or, if such committee has not been designated, shall mean the Board.

     2.10 CORPORATION shall mean The Southland Corporation, a Texas corporation, and any of its wholly owned subsidiaries, and any successor or assignee of The Southland Corporation by


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merger, consolidation, acquisition of all or substantially all of the assets thereof or otherwise.

     2.11 CUMULATIVE ACTUAL OPERATING EARNINGS shall mean the aggregate of Actual Operating Earnings for the Plan Period.

     2.12 CUMULATIVE THRESHOLD OPERATING EARNINGS shall mean the sum of Threshold Operating Earnings for the Plan Period as shown on Exhibit 1.

     2.13 DISABILITY shall mean the mental or physical disability, either occupational or non-occupational in cause, which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit, which has continued for at least 12 months and is likely to be permanent.

     2.14 DEPARTMENT shall mean the Corporation's Compensation and Benefits Department.

     2.15 DETERMINATION DATE shall mean the date designated by the Committee each Plan Year, or, if no date is so designated, March 31 of each Plan Year, for certain specified purposes under the Plan.

     2.16 DIVESTITURE shall mean the sale of, or closing by, the Corporation of the business operations in which the Participant was employed.

     2.17  EMPLOYEE shall mean any person employed by the Corporation.

     2.18 GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time.



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     2.19  GRADE LEVEL shall mean a Participant's grade level classification (as such grade levels are specified in the Corporation's exempt salary administration and/or job evaluation programs) as of the Determination Date in the Plan Year for which his or her Grade Level is to be determined.

     2.20 OPERATING EARNINGS shall mean the earnings of the Corporation before non-operating income and expense items, interest expense, taxes and extraordinary items, as set forth on the Corporation's internal financial statements for such Plan Year, calculated in accordance with GAAP and in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget for such Plan Year; both the calculation of Operating Earnings and the internal financial statements being certified by the Corporation's Chief Accounting Officer (1) as accurate and (2) that such Operating Earnings were calculated, and such financial statements were prepared, in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget.

     2.21 PARTICIPANT shall mean any Employee who is selected to participate in the Plan as of the Determination Date.

     2.22 PERFORMANCE UNIT shall mean a unit of measurement for purposes of determining a Participant's Award under the Plan, as more fully described in
Section 5.2.

     2.23 PLAN shall mean The Southland Corporation 1993 Performance Plan, as it may be amended from time to time.



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     2.24 PLAN PERIOD shall mean the two-year period commencing on January 1,
1993, and ending on December 31, 1994.

     2.25 PLAN YEAR shall mean a calendar year occurring during the Plan Period.

     2.26 RETIREMENT shall mean, in the case of any Participant, the date established by the Corporation as his or her normal retirement date, generally when the Participant reaches age 65 (or earlier if approved by the President of the Corporation).

     2.27 THRESHOLD OPERATING EARNINGS for a Plan Year shall equal (a) Budgeted Operating Earnings for such Plan Year, less (b) the Bonus Amount payable to eligible Participants for such Plan Year divided by 35% and shall be as set forth in Exhibit 1.

SECTION 3:  ADMINISTRATION

     3.1   COMMITTEE.  This Plan shall be administered by the Committee.

     3.2 COMMITTEE'S POWERS. Subject to the express provisions hereof and in addition to the other powers set forth in this Plan, the Committee shall have the authority, in its sole and absolute discretion, to (i) determine criteria for eligibility for inclusion in this Plan; (ii) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan;
(iii) construe this Plan or any agreements contemplated hereunder; and (iv) make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems



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appropriate.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any agreement contemplated hereunder in the manner and to the extent it shall deem expedient to carry it into effect and it shall be the sole and final judge of the necessity of such action. The determination of the Committee on the matters referred to in this
Section 3.2 shall be final and conclusive.

     3.3 ADMINISTRATION. The Department shall (i) prepare and distribute designation of beneficiary forms to Participants; (ii) maintain records of designations of Beneficiaries; (iii) prepare communications to Participants;
(iv) prepare reports and data required by the Corporation, the Committee and government agencies; (v) obtain data requested by the Committee; and (vi) take such other actions requested by the Committee as are necessary for the effective implementation of the Plan.

SECTION 4:  PARTICIPATION

     4.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to those Employees who, as of the Determination Date, are in Grade Levels 50-58 or 41-44 or such equivalent Grade Levels as may be established, and who, in the judgment of the Committee or the President of the Corporation, have the ability and opportunity to influence significantly the Corporation's performance over a multi-year period. Employees shall be selected for participation in the Plan as of the


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Determination Date each year, as approved by the President of the Corporation.

SECTION 5:  AWARDS

     5.1 GENERAL. A Participant shall be entitled to an Award out of the Award Pool with respect to the Plan Period, if the performance level described in Section 5.3 is achieved for the Plan Period.

     5.2   PERFORMANCE UNITS.

          (a) Based on the Grade Level of each Participant as of the Determination Date in a Plan Year, the Committee shall grant to each Participant for such Plan Year a specified number of Performance Units as determined under subsection (b) below. Performance Units shall be solely units of account, shall imply no ownership interest in the Corporation, and shall carry no value outside the context of the Plan.

          (b) The number of Performance Units to be granted to each Participant for each Plan Year shall equal the Bonus Amount payable to a person earning the mid-point of such Participant's Grade Level (as determined as of the Determination Date) for such Plan Year.

     5.3 PERFORMANCE LEVEL. If, at the end of the Plan Period, Cumulative Actual Operating Earnings are greater than Cumulative Threshold Operating Earnings, the performance level under the Plan is satisfied and the Award Pool shall be determined in accordance with Section 5.4.


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     5.4   AWARD POOL.  If, at the end of the Plan Period, the performance level described in Section 5.3 has been satisfied, an amount equal to thirty-five percent (35%) of the excess of Cumulative Actual Operating Earnings over Cumulative Threshold Operating Earnings shall constitute the Award Pool.

     5.5 AWARDS. Subject to the limitations under Section 5.6, a Participant shall be entitled to an Award equal to (a) the Award Pool determined under
Section 5.4 multiplied by (b) a fraction, the numerator of which is the number of such Participant's Performance Units, and the denominator of which is the total Performance Units granted and outstanding under the Plan to persons who are to participate in the Awards.

     5.6 LIMITATIONS ON AWARDS. Awards under the Plan shall be subject to the limitations described in subsections (a), (b) and (c) below.

       (a) The aggregate Awards payable to all Participants under the Plan shall not exceed the sum of the Bonus Amounts to all eligible Participants for the Plan Period.

       (b) The amount of Awards payable under the Plan shall be subject to the condition that the Corporation has sufficient liquidity as determined by the President of the Corporation, either from available cash or from borrowings to make the payments under this Plan at the time provided in
Section 5.7.

       (c) Except as provided in Section 6.1, a Participant must be actively employed by the Corporation at the end of the Plan Period to be eligible for an Award.


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     5.7   PAYMENT.  Except as set forth in Section 9.1, Awards will be paid to
Participants within one hundred twenty (120) days after the end of the Plan Period. As determined by the Committee, Awards may be paid in cash or stock of the Corporation, or a combination of cash and stock, and may be paid in different forms to different Participants.

     5.8. EXCLUSION OF 1993 OPERATING EARNINGS. Notwithstanding anything in this Plan to the contrary, if the Company's Actual Operating Earnings for 1993 are less than the 1993 Threshold Operating Earnings (determined in accordance with Section 2.27) then (a) the 1993 Threshold Operating Earnings shall be excluded from the calculation of Cumulative Threshold Operating Earnings; (b) the 1993 Actual Operating Earnings shall be excluded from the calculation of Cumulative Actual Operating Earnings; and (c) the Award Pool shall be determined based on the amount by which 1994 Actual Operating Earnings exceeds 1994 Threshold Operating Earnings (determined in accordance with Section 2.27) up to the Bonus Amount for the Plan Period as provided in Section 5.6(a).


SECTION 6:  TERMINATION OF EMPLOYMENT; CHANGE IN GRADE LEVEL

     6.1 TERMINATION WITHOUT FORFEITURE. If a Participant ceases to be employed by the Corporation prior to the end of the Plan Period because of (i) Disability, (ii) death, (iii) Retirement, (iv) a Divestiture, or (v) other termination by the Corporation for any reason other than Cause, then such


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Participant shall be entitled to an Award as provided in Section 6.3 below.

     6.2 CHANGE IN GRADE LEVEL. If a Participant ceases participation in this Plan prior to the end of the Plan Period because of a change in Grade Level, then such Participant shall be entitled to an Award as provided in Section
6.3.

     6.3 PARTIAL AWARD. A Participant who ceases to be employed by the Corporation in accordance with any of the applicable conditions set forth in
Section 6.1 or who ceases participation in the Plan for the reason set forth in Section 6.2, will be entitled to receive an Award under Section 5.5 based on (i) the Participant's Performance Units for each full Plan Year occurring prior to such cessation of employment or participation in the Plan, and (ii) the number of Performance Units granted to such Participant for the Plan Year in which such Participant ceases employment or participation in the Plan and shall be calculated by multiplying the number of that Plan Year's Performance Units by a fraction, the numerator of which is the number of days in the Plan Year prior to such cessation of employment or participation, and the denominator of which is 365.

 Awards paid in accordance with this Section 6.3 shall be paid at the same time and in the same manner as described in Section 5.7.

     6.4 TERMINATION RESULTING IN FORFEITURE. If a Participant ceases to be employed by the Corporation for any reason other than those specified in
Section 6.1 above, including, without


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limitation, voluntary termination of employment, then such Participant shall not be entitled to any Award under the Plan.

SECTION 7:  DESIGNATION OF BENEFICIARIES

     7.1 DESIGNATION AND CHANGE OF DESIGNATION. Each Participant shall file with the Department a written designation of the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Department. The last such designation received by the Department shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Department prior to the Participant's death, and in no event shall it be effective as of a date prior to the date of such receipt.

     7.2 ABSENCE OF VALID DESIGNATION. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated
Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any party to receive such amount, the Corporation may retain such amount, or the Corporation may pay


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such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

SECTION 8:  GENERAL PROVISIONS

     8.1 NO ASSIGNMENT. A Participant may not assign an Award without the Committee's prior written consent. Any attempted assignment without such consent shall be null and void; provided, however, that an assignment to the Corporation to collateralize indebtedness of the Participant to the Corporation does not need the consent of the Committee. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.

     8.2 UNFUNDED INCENTIVE COMPENSATION ARRANGEMENT. The Plan is intended to constitute an unfunded incentive compensation arrangement covering a select group of management or highly compensated employees. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive an Award shall be no greater than the right of an unsecured general creditor of the Corporation. All Awards shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

     8.3 NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan shall give any Participant the right to continue in the



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employment of the Corporation or affect the right of the Corporation to discharge a Participant.

     8.4 GOVERNING LAW. The Plan shall be construed and governed in accordance with the laws of the State of Texas except to the extent Texas law is preempted by federal law.

     8.5 NO RIGHT TO SPECIFIC ASSETS. There shall not vest in any Participant or Beneficiary any right, title, or interest in and to any specific assets of the Corporation.

     8.6 NO EFFECT ON OTHER BENEFIT PLANS. Benefits under the Plan shall not increase, decrease, modify or otherwise be taken into account for purposes of determining benefits under any other employee benefit plan unless such other plan expressly provides, by referring to this Plan, that benefits under the Plan are to be so taken into account.

     8.7 WITHHOLDING. The Corporation shall have the right to deduct from all payments made to any Participant pursuant to this Plan any federal, state or local taxes required by law to be withheld with respect to such payments, as well as any amount then owed by the Participant to the Corporation.

     8.8 EFFECTIVE DATE. This Plan is effective as of January 1, 1993. Subject to Section 9.1, the Plan shall expire December 31, 1994.

     8.9 HEADINGS. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     8.10 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of


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this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 9:  AMENDMENT, SUSPENSION OR TERMINATION

     9.1 The Board may amend, terminate or suspend the Plan at any time. If the Plan is terminated within the Plan Period, (i) Awards, if any, shall be determined as of the date of termination, (ii) Awards will be paid to Participants within one hundred twenty (120) days after December 31, 1994, and
(iii) for all other purposes under the Plan, the date of such termination shall be deemed the last day of the Plan Period.


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                                                                    EXHIBIT 1


                     THRESHOLD OPERATING EARNINGS


     1993                      $156.7 million (determined in
                               accordance with Section 2.27 based on 1993
                               Determination Date calculation)
                              +
     1994                      $______ (to be determined in accordance with
                               Section 2.27 when 1994 BUDGETS ARE APPROVED)
                               -------------------------------------------
CUMULATIVE THRESHOLD
OPERATING EARNINGS         =
                               -------------------------------------------


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                  AMENDMENT TO 1993 PERFORMANCE PLAN


 The Board of Directors, at its meeting on January 27, 1994, unanimously approved the following amendments to The Southland Corporation 1993 Performance
Plan:

     1. Article 2.27, THRESHOLD OPERATING EARNINGS shall be amended so that, for 1994, Threshold Operating Earnings, for all purposes under the Plan, shall equal Budgeted Operating Earnings for the 1994 Plan Year.

     2. Article 5.4, AWARD POOL shall be amended so that, after giving effect to the exclusions provided in Section 5.8, the amount to be credited to the Award Pool for 1994 shall be determined as follows:
          if 1994 Actual Operating Earnings exceed 1994 Threshold Operating Earnings, as defined in Section 2.27 (as amended), then $.20 of every excess dollar of 1994 Actual Operating Earnings shall be contributed to the Award Pool. In addition, if Actual Operating Earnings are sufficient to pay the bonus amount payable to all covered employees in the Corporation's 1994 Annual Performance Incentive Plan, at 100% of normal bonus, then an additional $.25 (or a total of $.45) of every dollar of 1994 Actual Operating Earnings earned in excess of the amount necessary to pay 100% of normal bonus pursuant to the Annual Performance Incentive Plan, shall be contributed to the Award Pool, up to the maximum Awards payable under this Plan, as described in Section
          5.6. Awards will be determined based upon the total Performance Units granted for both years in the Plan Period.

     IN WITNESS WHEREOF, the above amendments, effective as of January 1, 1994 are hereby added to, and made a part of, The Southland Corporation 1993 Performance Plan,.

                               THE SOUTHLAND CORPORATION


                               By:
                                  ----------------------
                                     Vice President
Attest:


- ----------------------------
Assistant Secretary


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